EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212117) and Form S-8 (Nos. 333-168604 and 333-104939) of AmeriGas Partners, L.P. of our report dated November 26, 2014 relating to the financial statements and financial statement schedules which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
November 22, 2016